Exhibit 4(i)


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                                 AMENDMENT NO. 3

                             Dated as of May 6, 2004

                                     to the

                                CREDIT AGREEMENT

                            dated as of May 21, 2002

                                      among

                               AVISTA CORPORATION,

                             THE BANKS PARTY HERETO,

        BANK OF AMERICA, N.A., COMMERZBANK AG and WASHINGTON MUTUAL BANK,
                               as Managing Agents

          KEYBANK NATIONAL ASSOCIATION, U.S. BANK, NATIONAL ASSOCIATION
                              and WELLS FARGO BANK,
                            as Documentation Agents,

                         UNION BANK OF CALIFORNIA, N.A.,
                              as Syndication Agent,

                                       and

                              THE BANK OF NEW YORK,
                             as Administrative Agent

                                 ---------------

          BNY CAPITAL MARKETS, INC. and UNION BANK OF CALIFORNIA, N.A.
                     Co-Lead Arrangers and Co-Book Managers

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


                                 AMENDMENT NO. 3
                             Dated as of May 6, 2004

                                       to

                                CREDIT AGREEMENT
                            Dated as of May 21, 2002

         AVISTA CORPORATION, a Washington corporation, the Banks listed on the signature pages hereof, BANK OF AMERICA, N.A., as Managing Agent, COMMERZBANK AG, as Managing Agent, WASHINGTON MUTUAL BANK, as Managing Agent, KEYBANK NATIONAL ASSOCIATION, as Documentation Agent, U.S. BANK, NATIONAL ASSOCIATION, as Documentation Agent, WELLS FARGO BANK, as Documentation Agent and Issuing Bank, UNION BANK OF CALIFORNIA, N.A., as Syndication Agent and an Issuing Bank, and THE BANK OF NEW YORK, as Administrative Agent and an Issuing Bank, agree as follows:

         1. CREDIT AGREEMENT. Reference is made to the Credit Agreement, dated as of May 21, 2002, among Avista Corporation, a Washington corporation, the Banks listed in Schedule 2.01 thereto, KeyBank National Association and Washington Mutual Bank, as Co-Agents, U.S. Bank, National Association, as Managing Agent, Fleet National Bank and Wells Fargo Bank, as Documentation Agents, Union Bank of California, N.A., as Syndication Agent, and The Bank of New York, as Administrative Agent and as Issuing Bank, as amended by that certain Amendment No. 1 dated as of May 13, 2003 to the Credit Agreement and that certain Amendment No. 2 to the Credit Agreement dated as of November 25, 2003 (said credit agreement, as so amended, the "CREDIT AGREEMENT"). Definitions of terms in the Credit Agreement apply to terms that are used and not otherwise defined herein. As used herein, the terms "Bond Delivery Agreement", "First Mortgage Bond", "LC Bank" and "Supplemental Indenture" have the meanings ascribed to such terms in Section 2 hereof and the term "Amendment Documents" means this Amendment, the Bond Delivery Agreement, the First Mortgage Bond and the Supplemental Indenture.

         2. AMENDMENTS. Subject to satisfaction of the conditions precedent set forth in Section 4 below, effective as May 6, 2004 (the "EFFECTIVE DATE"), the Credit Agreement shall be amended as follows:

         (a) The first paragraph of the recital to the Credit Agreement shall be amended by deleting the dollar amount of "$225,000,000" where it appears in the fourth line thereof and replacing it with the dollar amount "350,000,000".

         (b) The first two sentences of, and the table contained in, the definition of "Applicable Rate" contained in Section 1.01 of the Credit Agreement shall be amended to read as follows:

                  "APPLICABLE RATE" shall mean on any date with respect to the Commitment Fee, Eurodollar Loans, ABR Loans or the LC Participation Fee, the rate per annum set forth in the following table in the "Commitment Fee", "Eurodollar Margin", "ABR Margin" or "LC Participation Fee" column, as applicable, for the Pricing Level in effect for such date.

--------------------------------------------------------------------------------
Pricing       Commitment Fee     Eurodollar     ABR Margin     LC Participation
Levels                             Margin                            Fee
--------------------------------------------------------------------------------
    I             0.150%           1.000%         0.000%            1.000%
--------------------------------------------------------------------------------
    II            0.250%           1.125%         0.125%            1.125%
--------------------------------------------------------------------------------
   III            0.300%           1.375%         0.375%            1.375%
--------------------------------------------------------------------------------
    IV            0.375%           1.750%         0.750%            1.750%
--------------------------------------------------------------------------------
    V             0.500%           2.500%         1.500%            2.500%
--------------------------------------------------------------------------------

         For purposes of the foregoing table:

                  "Pricing Level I" will be applicable for so long as (i) the Senior Debt Rating is BBB+ or higher by S&P and (ii) the Senior Debt Rating is Baa1 or higher by Moody's;

                  "Pricing Level II" will be applicable for so long as (i) the Senior Debt Rating is BBB or higher by S&P, (ii) the Senior Debt Rating is Baa2 or higher by Moody's AND (iii) Pricing Level I is not applicable;

                  "Pricing Level III" will be applicable for so long as (i) the Senior Debt Rating is BBB- or higher by S&P, (ii) the Senior Debt Rating is Baa3 or higher by Moody's AND (iii) Pricing Levels I and II are not applicable;

                  "Pricing Level IV" will be applicable for so long as (i) the Senior Debt Rating is BB+ or higher by S&P, (ii) the Senior Debt Rating is Ba1 or higher by Moody's AND (iii) Pricing Levels I, II, and III are not applicable; and

                  "Pricing Level V" will be applicable for so long as (i) the Senior Debt Rating is less than BB+ by S&P or there is no Senior Debt Rating by S&P or (ii) the Senior Debt Rating is less than Ba1 by Moody's or there is no Senior Debt Rating by Moody's.

         (c) The definition of "Bond Delivery Agreement" contained in Section
1.01 of the Credit Agreement shall be amended to read as follows:

                  "BOND DELIVERY AGREEMENT" shall mean the Thirty-First Series Bond Delivery Agreement.

         (d) Clause (a) of the definition of "Commitment" contained in Section
1.01 of the Credit Agreement shall be amended by removing immediately after the words "Section 2.10(b)," the words "increased from time to time pursuant to
Section 2.10(d),".

         (e) The definition of "Expiration Date" contained in Section 1.01 of the Credit Agreement shall be amended by replacing the date "May 11, 2004" with the date "May 5, 2005".

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

         (f) The definition of "First Mortgage Bond" contained in Section 1.01 of the Credit Agreement shall be amended to read as follows:

                  "FIRST MORTGAGE BOND" shall mean the Thirty-First Series First Mortgage Bond.

         (g) The definition of "Issuing Bank" contained in Section 1.01 of the Credit Agreement shall be amended to read as follows:

                  "ISSUING BANK" shall mean, (i) with respect to each Letter of Credit, the LC Bank issuing such Letter of Credit, (ii) in all other cases, as the context may require, each LC Bank, individually, or any or all of the LC Banks, collectively, it being understood and agreed that: (A) the obligation of each LC Bank to issue a Letter of Credit hereunder, and all obligations of each LC Bank with respect to each Letter of Credit issued by it, are its several obligations and not the joint obligations of the LC Banks; (B) for so long as no Event of Default shall have occurred and be continuing, subject to Section 2.15 (insofar as that Section relates to sharing with the Administrative Agent and the Banks), each LC Bank may exercise all of its rights, and receive performance of all of the obligations of the Borrower and the Banks owed to such LC Bank under the Loan Documents (including, without limitation, the right to receive payment of fronting fees, drawing fees, reimbursement for drawings, indemnification for increased costs and taxes and any other indemnification to which it may be entitled, and the right to receive from the Banks payments in respect of their participations in its Letters of Credit) as if such LC Bank were the sole Issuing Bank hereunder, (C) subject to clause (ii)(D) of this definition, at any time any LC Bank has an LC Bank Exposure greater than zero, such LC Bank may demand the deposit of cash collateral under
         Section 2.05(i) in an amount up to the LC Exposure as of such date plus any accrued or unpaid interest thereon, and (D) during the continuation of an Event of Default, all cash collateral deposited pursuant to
         Section 2.05(i) shall be shared ratably among the LC Banks in proportion to their respective LC Bank Exposures at the time of the occurrence of such Event of Default.

         (h) The definition of "Required Banks" contained in Section 1.01 of the Credit Agreement shall be amended to read as follows:

                  "REQUIRED BANKS" shall mean, at any time, Banks having Revolving Credit Exposures representing more than 50.0% of the aggregate Revolving Credit Exposures or, if there shall be no Revolving Credit Exposure, Banks having Commitments representing more than 50.0% of the aggregate Commitments.

         (i) The definition of "Senior Debt Rating" contained in Section 1.01 of the Credit Agreement shall be amended to read as follows:

                  "SENIOR DEBT RATING" shall mean (i) if the First Mortgage Bond has a principal amount equal or greater to the total Commitments, the rating by Moody's or S&P, as applicable, of the Borrower's senior secured long-term debt obligations, and (ii) if the First Mortgage Bond has a principal amount less than the total Commitments, the rating by Moody's or S&P, as applicable, of the Borrower's senior unsecured long-term debt obligations.

         (j) The definition of "Supplemental Indenture" contained in Section
1.01 of the Credit Agreement shall be amended to read as follows:

                  "SUPPLEMENTAL INDENTURE" shall mean the Thirty-Third Supplemental Indenture.

         (k) The following new definitions shall be inserted in the proper alphabetical order in Section 1.01 of the Credit Agreement:

                  "FINANCING SUBSIDIARY" shall mean any Subsidiary of the Borrower created specifically and solely for the purpose of providing financing directly to the Borrower (and no other Subsidiary of the Borrower or other Person) through the issuance by such Subsidiary of debt or equity securities.

                  "LC BANK" shall mean The Bank of New York, Union Bank of California, N.A., or Wells Fargo Bank, acting in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Each LC Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such LC Bank, in which case the term "LC Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC BANK EXPOSURE" shall mean, with respect to any LC Bank at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued by such LC Bank at such time plus
         (b) the aggregate amount of all LC Disbursements by such LC Bank that have not yet been reimbursed by or on behalf of the Borrower at such time.

                  "THIRD AMENDMENT" shall mean Amendment No. 3 dated as of May 6, 2004 to this Agreement.

                  "THIRTY-FIRST SERIES BOND DELIVERY AGREEMENT" shall mean the Bond Delivery Agreement, dated the date of the Third Amendment, between the Borrower and the Administrative Agent.

                  "THIRTY-FIRST SERIES FIRST MORTGAGE BOND" shall mean a bond of the Thirty-First Series issued under the Supplemental Indenture, in a principal amount equal to the total Commitments on the date of the Third Amendment, payable to the Administrative Agent.

                  "THIRTY-THIRD SUPPLEMENTAL INDENTURE" shall mean the Thirty-Third Supplemental Indenture, dated as of May 1, 2004, between the Borrower and Citibank, N.A., as trustee under the First Mortgage.

         (l) Section 1.01 of the Credit Agreement shall be amended by deleting the following definitions:

         "FASB INTERPRETATION NO. 46" shall mean Financial Accounting Standards Board (FASB) Interpretation No. (FIN) 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51.

         "SFAS NO. 150" shall mean Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.

         (m) Section 1.02 of the Credit Agreement shall be amended by deleting the final sentence thereof and replacing it with the following:

         Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect at that time. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent, the Banks and the LC Banks pursuant to SECTIONS
         5.04 shall be prepared in accordance with GAAP as in effect at the time of such preparation and calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with GAAP as in effect at the time of such preparation. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Banks request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, such provision shall be interpreted on the basis of GAAP as in effect at that time until such provision is amended in accordance herewith.

         (n) The caption to Section 2.10 of the Credit Agreement shall be amended by deleting the words "; INCREASE IN COMMITMENTS" from the end thereof.

         (o) The first sentence of Section 2.05(b) of the Credit Agreement shall be amended to read as follows:

         To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable LC Bank) to any LC Bank (in the event of an amendment, renewal or extension, the LC Bank shall be the issuer of such Letter of Credit) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.

         (p) The last sentence of Section 2.05(b) of the Credit Agreement shall be amended by replacing the dollar amount "$75,000,000" with the dollar amount "125,000,000".

         (q) Clause (ii) of Section 2.06(b) shall be amended to read as follows:

         to the Administrative Agent for the account of each LC Bank a fronting fee for Letters of Credit issued by such LC Bank, which shall accrue at the rate per annum of 0.125% on the average daily amount of the LC Bank Exposure for such LC Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements of such LC Bank) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure.

         (r) Section 2.10 of the Credit Agreement shall be amended by deleting
Section 2.10(d) thereof.

         (s) Section 2.18(d) of the Credit Agreement shall be amended by replacing the reference therein to "paragraph (c)" with a reference to "paragraph (d)".

         (t) Section 2.19(b) of the Credit Agreement shall be amended by replacing the reference therein to "all Letters of Credit" with a reference to "all Letters of Credit issued by such Issuing Bank".

         (u) Sections 3.05, 3.06, 3.07 and 3.12 of the Credit Agreement shall be amended by replacing all references therein to the date "December 31, 2002" with references to the date "December 31, 2003".

         (v) Section 5.09 of the Credit Agreement shall be deleted.

         (w) Section 6.01(c) of the Credit Agreement shall be amended to read as follows:

                  (c) the Lien of the First Mortgage and the Lien of any collateral trust mortgage or similar instrument which would be intended to eventually replace (in one transaction or a series of transactions) the First Mortgage (as amended, modified or supplemented from time to time, "Collateral Trust Mortgage") on properties or assets of the Borrower to secure bonds, notes and other obligations of the Borrower but only to the extent such Liens, collectively, secure Indebtedness, whether now existing or hereafter created, in an aggregate amount no greater than the aggregate amount of first mortgage bonds permitted to be issued under the First Mortgage.

         (x) Section 6.01(d) of the Credit Agreement shall be amended to read as follows

                  (d) Liens not prohibited under the First Mortgage or the Collateral Trust Mortgage (whether or not such Liens cover properties or assets subject to the Lien of the First Mortgage or the Collateral Trust Mortgage);

         (y) Section 6.01(x) of the Credit Agreement shall be amended by replacing ";" with "; and".

         (z) Section 6.01(y) of the Credit Agreement shall be amended by replacing "; and" with ".".

         (aa) Section 6.01(z) of the Credit Agreement shall be deleted.

         (bb) Section 6.05 of the Credit Agreement shall be amended by:

              (i) replacing the reference therein to "0.65" with a reference to "0.70"; and

              (ii)  deleting the final sentence thereof.

         (cc) Section 6.06 of the Credit Agreement shall be amended by deleting the final sentence thereof.

         (dd) Section 6.09 of the Credit Agreement shall be amended by: (i) inserting the phrase "(other than a Financing Subsidiary)" immediately after the term "Subsidiary", (ii) replacing the references to the years "2003" and "2004" with references to the years "2004" and "2005", respectively, and (iii) inserting the term "such" immediately before the term "Subsidiaries".

         (ee) Section 9.01(b) of the Credit Agreement shall be amended by removing the reference therein to "or the Issuing Bank".

         (ff) Section 9.01(c) of the Credit Agreement shall be amended by replacing the reference to "a Bank" therein with a reference to "a Bank or an Issuing Bank".

         (gg) Section 9.06 of the Credit Agreement shall be amended by replacing each reference to "Lender" therein with a reference to "Bank".

         (hh) The Credit Agreement shall be amended by deleting Exhibit D attached thereto.

         (ii) Schedule 2.01 to the Credit Agreement shall be replaced by
Schedule 2.01 attached hereto.

         (jj) The Credit Agreement shall be amended by adding a new Section 9.16 as follows:

                  "Section 9.16 USA PATRIOT ACT NOTIFICATION. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act. The Borrower agrees to cooperate with each Bank and provide true, accurate and complete information to such Bank in response to any such request."

         3. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks and the LC Banks to enter into this Amendment, the Borrower represents and warrants as follows:

         (a) The Borrower has the corporate power and authority (i) to execute and deliver the Amendment Documents, (ii) to perform its obligations under the Amendment Documents and the Loan Documents as amended thereby and (iii) to borrow Loans and have Letters of Credit issued in the maximum amount available under the Credit Agreement as amended hereby.

         (b) The execution and delivery by the Borrower of the Amendment Documents, the performance by the Borrower of its obligations under the Amendment Documents and the Loan Documents as amended thereby, and the borrowing of Loans and procurement of Letters of Credit in the maximum amount available under the Credit Agreement as amended hereby (collectively, the "Transactions")
(i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (I) any provision of law, statute, rule or regulation the violation of which could reasonably be expected to impair the validity and enforceability of any Amendment Document or any Loan Document as amended thereby or materially impair the rights of or benefits available to the Banks or the LC Banks under the Amendment Documents or the Loan Documents as amended thereby, or of the certificate or articles of incorporation or other constitutive documents or by laws of the Borrower or any Significant Subsidiary, (II) any order of any Governmental Authority the violation of which could reasonably be expected to impair the validity or enforceability of any Amendment Document or any Loan Document as amended thereby, or materially impair the rights of or benefits available to the Banks or the LC Banks under the Amendment Documents or the Loan Documents as amended thereby, or (III) any provision of any indenture or other material agreement or instrument evidencing or relating to borrowed money to which the Borrower or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound in a manner which could reasonably be expected to impair the validity and enforceability of any Amendment Document or any Loan Document as amended thereby or materially impair the rights of or benefits available to the Banks or the LC Banks under any Amendment Document or any Loan Document as amended thereby, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument in a manner which could reasonably be expected to impair the validity and enforceability of any Amendment Document or any Loan Document as amended thereby or materially impair the rights of or benefits available to the Banks or the LC Banks under any Amendment Document or any Loan Document as amended thereby or (C) result in the creation or imposition under any such indenture, agreement or other instrument of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

         (c) This Amendment has been duly executed and delivered by the Borrower and constitutes, and each other Amendment Document when executed and delivered by the Borrower, and the Loan Documents as amended thereby, will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

         (d) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

         (e) Each representation and warranty made in the Loan Documents is true and correct at and as of the date hereof after giving effect to the Amendment Documents, except to the extent such representations and warranties expressly relate to an earlier date.

         (f) No Default or Event of Default has occurred and is continuing after giving effect to the Amendment Documents.

         4. CONDITIONS TO EFFECTIVENESS. The amendments provided for in Section 2 above shall become effective as of the Effective Date, but shall not become effective as of such date unless and until each of the following conditions precedent shall have been satisfied:

         (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to it:

                  (i) Opinion of Heller Ehrman White & McAuliffe, LLP, counsel to the Borrower, dated the date of this Amendment and addressed to the Administrative Agent, the Banks and the LC Banks, with respect to such matters relating to the Borrower, the Amendment Documents and the Loan Documents as amended thereby, as the Administrative Agent, the LC Banks or any Bank may reasonably request. The Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent.

                  (ii) Evidence satisfactory to the Administrative Agent that the Borrower shall have obtained all consents and approvals of, and shall have made all filings and registrations with, any Governmental Authority required in order to consummate the Transactions, in each case without the imposition of any condition which, in the judgment of the Banks or the LC Banks, could adversely affect their rights or interests under the Amendment Documents or the Loan Documents as amended thereby.

                  (iii) A copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State.

                  (iv) A certificate of the Secretary or Assistant Secretary of the Borrower dated the date of this Amendment and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of this Amendment and at all times since a date prior to the date of the resolutions described in clause
         (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (iii) above, and (D) as to the incumbency and specimen signature of each officer executing any Amendment Document or any other document delivered in connection therewith on behalf of the Borrower.

                  (v) A certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iv) above.

                  (vi) A certificate, dated the date of this Amendment and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (e) and (f) of
         Section 3 hereof.

                  (vii) Evidence satisfactory to the Administrative Agent that the Amendment Documents have been executed and delivered by all parties thereto.

                  (viii) A certificate, dated the date of this Amendment and signed by the Secretary or an Assistant Secretary of the Borrower certifying that (A) the First Mortgage has not been amended or supplemented since the certified copy thereof delivered by the Borrower pursuant to Section 4.02(a)(viii) of the Credit Agreement, except as supplemented by the Thirty-First Supplemental Indenture, the Thirty-Second Supplemental Indenture dated as of September 1, 2003 and the Supplemental Indenture, and (B) attached thereto is a true and complete copy of the Thirty-Second Supplemental Indenture dated as of September 1, 2003.

                  (ix) A paid endorsement to title insurance policy No. NSL 31426-SEA issued by First American Title Insurance Company, which endorsement (A) provides that the insured is the trustee under the First Mortgage including all supplemental indentures through the Supplemental Indenture, (B) has an amount of insurance not less than $545,000,000, (C) has a list of insured properties which conforms to the list of properties subject to the First Mortgage, (D) insures against loss from the failure of the Supplemental Indenture to modify the First Mortgage and (E) contains the proper priority of the First Mortgage.

                  (x) Such other documents as the Administrative Agent, the Banks, the LC Banks or their respective legal counsel may reasonably request.

         (b) All fees payable by the Borrower to the Administrative Agent, the LC Banks, the Banks or any of their Affiliates on or prior to the date of this Amendment with respect to this Amendment, and all amounts payable by the Borrower pursuant to Section 9.05 of the Credit Agreement for which invoices have been delivered to the Borrower on or prior to such date, shall have been paid in full or arrangements satisfactory to the Administrative Agent shall have been made to cause them to be paid in full concurrently with the disbursement of the proceeds of any Borrowing to be made on such date.

         (c) All legal matters incident to the Amendment Documents and the Loan Documents as amended thereby and the transactions contemplated thereby shall be reasonably satisfactory to the Administrative Agent, the Banks, the LC Banks and their respective legal counsel.

         5. ASSIGNMENT OF LOANS, LC DISBURSEMENTS AND LC PARTICIPATIONS TO REFLECT AMENDED COMMITMENTS. On the Effective Date, the Banks whose Pro Rata Shares after giving effect to this Amendment are greater than their Pro Rata Shares prior to giving effect to this

Amendment (each an "Increasing Bank") shall purchase, as an assignment from the Banks whose Pro Rata Shares after giving effect to this Amendment are less than their Pro Rata Shares prior to giving effect to this Amendment (each a "Decreasing Bank"), such portions of the Decreasing Banks' Loans, unreimbursed LC Disbursements and participations in Letters of Credit outstanding at such time such that, after giving effect to such assignments, the respective aggregate amount of Loans, unreimbursed LC Disbursements and participations in Letters of Credit of each Bank shall be equal to such Bank's Pro Rata Share of the aggregate Loans, unreimbursed LC Disbursements and participations in Letters of Credit outstanding. The purchase price for the Loans, unreimbursed LC Disbursements and participations in Letters of Credit so assigned shall be the sum of (i) the principal amount of the Loans and unreimbursed LC Disbursements so assigned plus the amount of accrued and unpaid interest thereon as of the date of assignment and (ii) the amount of accrued and unpaid LC Participation Fees as of the date of assignment on the participations in Letters of Credit so assigned. Each Increasing Bank shall pay the aggregate purchase price payable by it to the Administrative Agent on the Effective Date and the Administrative Agent shall promptly forward to each Decreasing Bank the portion thereof payable to it. Upon payment by an Increasing Bank of the purchase price payable by it to a Decreasing Bank, such Decreasing Bank shall be automatically deemed to have sold and made the applicable assignments to such Increasing Bank and shall, to the extent of the interest assigned, be released from its obligations under the Loan Documents, and such Increasing Bank shall be automatically deemed to have purchased and assumed such assignments from such Decreasing Bank and, if not already a Bank hereunder, shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of a Bank under the Loan Documents.

         6. EFFECT OF INTEREST AND FEE RATE AMENDMENTS. Any changes in interest or fees rates effected by this Amendment shall apply with respect to interest and fees accruing for the Effective Date and periods thereafter, while interest and fees rates in effect prior to the effectiveness of such amendments shall continue to be applicable for accruals for periods prior to the Effective Date.

         7. CONFIRMATION OF AMENDED AGREEMENT. The Credit Agreement as amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

         8. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

         9. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         10. HEADINGS. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

WITNESS the due execution hereof as of the date first above written.

                                 AVISTA CORPORATION


                                 By: /s/ MALYN K. MALQUIST
                                     --------------------------------
                                 Name: Malyn K. Malquist
                                 Title: Senior Vice President, CFO & Treasurer

                                    THE BANK OF NEW YORK,
                                        as Administrative Agent, an Issuing Bank and a Bank



                                    By: /s/ RAYMOND J. PALMER
                                        ---------------------------------
                                        Name: Raymond J. Palmer
                                        Title: Vice President

                                    ALLIED IRISH BANKS, p.l.c.,
                                        as a Bank

                                    By:   /s/ ROBERT F. MOYLE
                                       --------------------------------------
                                    Name: Robert F. Moyle
                                    Title: Vice President




                                    ALLIED IRISH BANKS, p.l.c.,
                                        as a Bank

                                    By:  /s/ MARK K. CONNELLY
                                       --------------------------------------
                                    Name: Mark K. Connelly
                                    Title: Vice President

                                    BANK HAPOALIM B.M.,
                                        as a Bank

                                    By:  /s/ MARC BOSC
                                       --------------------------------------
                                    Name: Marc Bosc
                                    Title: Vice President

                                    By:  /s/ LEHROY HACKETT
                                       --------------------------------------
                                    Name: Lehroy Hackett
                                    Title:  FVP

                                    Bank of America, N.A.,
                                        as a Bank

                                    By:  /s/ MARK CRAWFORD
                                       --------------------------------------
                                    Name: Mark Crawford
                                    Title: Senior Vice President

                                    COMERICA WEST INCORPORATED,
                                        as a Bank

                                    By:  /s/ DON R. CARRUTH
                                       --------------------------------------
                                    Name: Don R. Carruth
                                    Title: Corporate Banking Representative

                                    COMMERZBANK AG, NEW YORK AND
                                    CAYMAN ISLANDS BRANCHES,
                                        as a Bank

                                    By:   /s/ ANDREW KJOLLER
                                       --------------------------------------
                                    Name: Andrew Kjoller
                                    Title: Vice President



                                    By:  /s/ TIMOTHY CHIN
                                        -------------------------------------
                                    Name: Timothy Chin
                                    Title: Vice President

                                    FIRST COMMERCIAL BANK,
                                        as a Bank

                                    By:  /s/ BRUCE M.J. JU
                                       --------------------------------------
                                    Name: Bruce M.J. Ju
                                    Title: VP & GM

                                    KEYBANK NATIONAL ASSOCIATION,
                                        as a Bank

                                    By:  /s/ KEVEN D. SMITH
                                       --------------------------------------
                                    Name: Keven D. Smith
                                    Title: Vice President

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                        as a Bank

                                    By:  /s/ MEGHAN SCHULTZ
                                       --------------------------------------
                                    Name: Meghan Schulz
                                    Title: Officer

                                    MIZUHO CORPORATE BANK, LTD.,
                                        as a Bank

                                    By:  /s/ MARK GRONICH
                                        ------------------------------------
                                    Name: Mark Gronich
                                    Title: Senior Vice President

                                    Sterling Savings BANK,
                                        as a Bank

                                    By:  /s/ SEAN W. MORREALE
                                       --------------------------------------
                                    Name: Sean W. Morreale
                                    Title: Vice President

                                    UNION BANK OF CALIFORNIA, N.A.,
                                        as Syndication Agent, an Issuing Bank
                                        and a Bank


                                    By:  /s/ KAREN ELLIOTT
                                       --------------------------------------
                                    Name: Karen Elliott
                                    Title: Assistant Vice President

                                    U.S. BANK, NATIONAL ASSOCIATION,
                                         as a Bank


                                    By:  /s/ WILFRED JACK
                                       --------------------------------------
                                    Name: Wilfred Jack
                                    Title:  Vice President

                                    WASHINGTON MUTUAL BANK,
                                        as a Bank


                                    By:   /s/ RICHARD J. AMENY, JR.
                                       --------------------------------------
                                    Name: Richard J. Ameny, Jr.
                                    Title: Vice President

                                    WELLS FARGO BANK,
                                         as an Issuing Bank and a Bank


                                    By:  /s/ TOM BEIL
                                       --------------------------------------
                                    Name: Tom Beil
                                    Title: Vice President

                                  SCHEDULE 2.01

                 NAMES, COMMITMENTS, ADDRESSES FOR INITIAL BANKS

Bank                                                                  Commitment
----                                                                  ----------
The Bank of New York                                                 $45,500,000
One Wall Street, 19th Floor
New York, New York 10286
Attention:  Ray Palmer
Telecopy: 212-635-7923

Allied Irish Banks, p.l.c.                                           $13,000,000
405 Park Avenue, 4th floor
New York, NY 10022
Attention:  Vaughn Buck/Aidan Lanigan
Telecopy:  212-339-8325

Bank Hapoalim B.M.                                                   $10,000,000
1177 Avenue of the Americas
New York, NY  10036
Attention:  Marc Bosc
Telecopy:  (212) 782-2382

Bank of America, N.A.                                                $30,000,000
800 5th Avenue, Floor 35
Seattle, WA 98104
WA1-501-35-01
Attention:  Gordon Gray
Telecopy:  206-585-5641

Comerica West Incorporated                                           $13,000,000
Fourth Floor / MC 4465
611 Anton Blvd
Costa Mesa, CA 92626
Attention:  Don R. Carruth
Telecopy:  714-433-3236

Bank                                                                  Commitment
----                                                                  ----------

Commerzbank AG, New York Branch                                      $20,000,000
2 World Financial Center
New York, NY 10281-1050
Attention:  Andrew Kjoller
Telecopy:  212-266-7530

First Commercial Bank                                                $13,000,000
750 Third Avenue, 34th Floor
New York, NY 10017
Attention:  Yvonne Lin
Telecopy:  212-599-6133

KeyBank National Association                                         $32,000,000
127 Public Square
Cleveland, OH  10286
Attention:  Sherrie Manson
Telecopy:  (216) 689-4981

LaSalle Bank National Association                                    $13,000,000
134 LaSalle Street Ste. 211
Chicago, IL  60603
Attention: Meghan Schultz
Telecopy:  312-904-1994

Mizuho Corporate Bank, Ltd.                                          $13,000,000
1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Nelson Chang
Telecopy:  212-282-4488

Sterling Savings Bank                                                $13,000,000
601 Union Street, Suite 1717
Seattle, WA 98101
Attention:  Sean W. Morreale
Telecopy:  206-625-9099

Union Bank of California, N.A.                                       $45,500,000
445 S. Figueroa Street
Los Angeles, CA  90071
Attention:  Karen Elliott
Telecopy: (213) 236-4096

Bank                                                                  Commitment
----                                                                  ----------

U.S. Bank, N.A.                                                      $32,000,000
1420 Fifth Avenue, 1lth Floor
Seattle, WA  98101
Attention:  Wilfred Jack
Telecopy:  (206) 344-3654

Washington Mutual Bank                                               $25,000,000
1201 3rd Avenue, WMT 1445
Suite 1445
Seattle, WA 98101
Attention:  Richard J. Ameny, Jr.
Telecopy:  206-377-3812

Wells Fargo Bank                                                     $32,000,000
221 N. Wall Street, Suite 310
Spokane, WA  99201
Attention:  Tom Beil
Telecopy:  (509) 363-6875

                                                                    ------------
TOTAL:                                                              $350,000,000